Exhibit 10.1

June 2, 2015

By Email

Jim Waltz

Chief Executive Officer

Beanstock Media, Inc.

530 Howard Street, Suite 210

San Francisco, CA 94105

Re: Notice of Termination

Dear Jim:

Effective immediately, we hereby terminate our Desktop Agreement and our Mobile Advertising Agreement as follows:

1.

Desktop Agreement. Effective immediately, we hereby terminate our Media Publisher Agreement dated as of September 23, 2013 (the “Desktop Agreement”). We will send a final invoice with respect to the Desktop Agreement separately in accordance with its terms.

2.

Mobile Agreement. Effective immediately, we hereby terminate our Advertising Agreement dated as of December 23, 2014 (as amended, the “Mobile Agreement”) for “Cause” (as defined in the “Term and Termination” section thereof). We will send a final invoice with respect to the Mobile Agreement separately in accordance with its terms, which will include $4,000,000 in “MeetMe Liquidated Damages” as defined in the “Liquidated Damages” section of the Mobile Agreement as amended March 26, 2015.

Sincerely,

/s/ Fred Beckley
Fred Beckley

cc: Joe Lyons, Omar Akram